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                                                                   EXHIBIT 23.4
                                                          [ARTHUR ANDERSEN LOGO]


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 24, 2000, (except with respect to paragraph 4 of Note 4, as to which the date is March 10, 2000, and Note 9, as to which the date is March 13, 2000) included in Aspect Development, Inc.'s Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in or made a part of this registration statement.



                                                  /s/ ARTHUR ANDERSEN LLP




San Jose, California
    May 3, 2000